UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 1, 2009

The Hallwood Group Incorporated

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-8303	51-0261339
(Commission File Number)	(IRS Employer Identification No.)

3710 Rawlins, Suite 1500
Dallas, Texas	75219
(Address of Principal Executive Offices)	(Zip Code)
(214) 528-5588

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
     By a press release issued on March 2, 2009, The Hallwood Group Incorporated (the “Company”) reported that on March 1, 2009, Hallwood Energy, L.P. and certain of its affiliates, in which the Company is an investor, filed petitions for relief under Chapter 11 of the United States Bankruptcy Code. The cases are pending in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, in In re Hallwood Energy, L.P., et al., Case No. 09-31253. The Company recognized losses associated with the investment through the equity method of accounting and had reduced the carrying value of its investment in Hallwood Energy L.P. to zero at December 31, 2007. Additional losses were recorded in 2008 to the extent of further investments in Hallwood Energy L.P. and the carrying value of the Company’s investment remained at zero as of September 30, 2008. Reference is made to the press release filed as Exhibit 99.1 hereto. The information set forth in Exhibit 99.1 is hereby incorporated by reference herein.
     By filing this Current Report on Form 10-K, the registrant does not acknowledge that disclosure of this information is required by Regulation FD or that the information was material or non-public before the disclosure. The registrant assumes no obligation to update or supplement forward-looking statements in this statement that become untrue because of new information, subsequent events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2009	THE HALLWOOD GROUP INCORPORATED
	By:	/s/ Joseph Koenig
Joseph Koenig, Treasurer

EXHIBIT INDEX

No.	Exhibit Name

99.1	Press Release of The Hallwood Group Incorporated issued on March 2, 2009